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                                                                    Exhibit 12.1
                                NRG Energy, Inc.
                 Consolidated Ratio of Earnings to Fixed Charges

                                                                  For the Nine          For the Nine
                                                                  Months Ended          Months Ended
                                                               September 30, 1999    September 30, 2000
                                                               ------------------    ------------------
(In thousands)
Earnings:
    Income before taxes                                               $  5,119             $223,602
    Less: Undistributed equity in earnings of                           (1,363)             (92,807)
         unconsolidated affiliates
    Add: Fixed Charges                                                  58,205              217,556
                                                                      ========             ========
                                                                        61,961              348,351
                                                                      ========             ========

Fixed Charges:
    Interest expense                                                    54,737              208,785
    Interest capitalized                                                   151                  979
    Amortization of debt costs                                           2,870                6,640
    Approximation of interest in rental expense                            447                1,152
                                                                      ========             ========
                                                                      $ 58,205             $217,556
                                                                      ========             ========

Ratio of earnings to fixed charges                                        1.06                 1.60